UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2012

Western Liberty Bancorp

(Exact name of registrant specified in its charter)

Delaware	001-33803	26-0469120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8363 W. Sunset Rd., Suite 350, Las Vegas, Nevada		89113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (702) 966-7400

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 15, 2012 Western Liberty Bancorp issued a press release announcing its financial results for the quarter ended March 31, 2012. A copy of the press release is attached as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

As we previously disclosed, Western Liberty Bancorp must give notice to the Federal Reserve Bank of San Francisco at least 30 days in advance in order to appoint a new senior executive officer or to change the responsibilities of a senior executive officer. On May 9, 2012, Western Liberty Bancorp provided to the Federal Reserve Bank notice of the appointment of Ms. Patricia A. Ochal as Interim Chief Financial Officer. Ms. Ochal cannot be confirmed as Chief Financial Officer or exercise the responsibilities of the CFO position unless and until the Federal Reserve Bank notifies us in writing that the Federal Reserve Bank does not object to Ms. Ochal’s appointment as CFO for the parent bank holding company. Patricia Ochal is one of the organizers of Service1st Bank of Nevada, serving as the CFO of Service1st Bank of Nevada since the bank’s founding in January, 2007. Since Western Liberty Bancorp’s acquisition of Service1st Bank of Nevada on October 28, 2010, Ms. Ochal has served as Vice President of Western Liberty Bancorp.

Item 9.01(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Western Liberty Bancorp press release issued on May 15, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Liberty Bancorp

Date: May 15, 2012	/s/ William E. Martin
William E. Martin
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Western Liberty Bancorp press release issued on May 15, 2012